Ex. 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 1998, except for comprehensive data included in the statements of changes in shareholders' equity for which date is October 20, 1998, in the Registration Statements Form F-1 and relatd Prospectus of Nur Macroprinters Ltd. for the registration of 5,897,339 shares of its common stock (underlying 4,000,000 common shares, 1,342,339 stock options and 555,000 warrants).


Tel Aviv, Israel
October 22, 1998

                                       Yours truly,
                                       /s/ Kost, Forer and Gabbay
                                       -------------------------------------
                                       KOST, FORER and GABBAY
                                       Certified Public Accountants (Israel)